EXHIBIT 99.1

Saliva Diagnostic Systems Changes Name To StatSure Diagnostic Systems

FRAMINGHAM, Mass., March 29 -- Saliva Diagnostic Systems Inc., is pleased to announce the Company has changed its name to StatSure Diagnostic Systems, Inc.; its new ticker symbol is "SSUR".

The new name reflects the Company's focus on its flagship product StatSure(TM) HIV, a rapid, point-of-care test to detect HIV. The StatSure(TM) technology platform works on whole blood, serum or plasma and has been designed to provide a simple and safe means to obtain accurate and reliable results for a broad spectrum of infectious diseases. The Company is actively engaged in establishing a series of applications for its patented format.

About StatSure Diagnostic Systems (SDS)

StatSure Diagnostic Systems manufactures and markets a patented rapid point of care testing device for infectious diseases, as well as oral fluid specimen collection devices using a patented volume adequacy indicator for drugs of abuse testing and other clinical uses. Certain of these products are sold in the United States as well as internationally to various distributors for use in clinical laboratories, hospitals, clinics, community-based organizations and other public health organizations. Please visit our website at www.StatSure.com

FORWARD-LOOKING STATEMENTS

Statements contained herein that are not historical facts are forward-looking statements within the meaning of the Securities Act of 1933, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, the Company's ability to obtain additional financing and the demand for the Company's products. The Company undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in the Company's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact the Company's success are more fully disclosed in the Company's most recent public filings with the U.S. Securities and Exchange Commission ("SEC").

Contact:
INVESTOR RELATIONS, 508 872 2625